UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017 (March 15, 2017)

MATLIN & PARTNERS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-216076	81-1847117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 Weed Street New Canaan, CT	06840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 864-3144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

        On March 15, 2017, Matlin & Partners Acquisition Corporation (the “Company”) consummated its initial public offering (the “Public Offering”) of 32,500,000 units (“Units”), each Unit consisting of one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Class A Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-216076). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $325,000,000, which included the partial exercise of the underwriters’ overallotment option.

As previously reported on a Current Report on Form 8-K of the Company, on March 15, 2017, simultaneously with the consummation of the Public Offering, the Company completed a private placement (the “Private Placement”) of an aggregate of 15,500,000 warrants to Matlin & Partners Acquisition Sponsor LLC and Cantor Fitzgerald & Co., generating gross proceeds of $7,750,000.

A total of $325,000,000 of the net proceeds from the Public Offering and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of March 15, 2017 reflecting receipt of the proceeds upon consummation of the Public Offering and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2017

MATLIN & PARTNERS ACQUISITION CORPORATION

By:	/s/ David J. Matlin
Name: David J. Matlin
Title: Chief Executive Officer